UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Financial Officer

Effective May 17, 2010, Mr. Larry Hannappel’s employment with Century Casinos, Inc. (the “Company”) terminated. Mr. Hannappel served as the Company’s Senior Vice President, Secretary, Principal Financial Officer and Chief Operating Officer – North America. Pursuant to Mr. Hannappel’s employment agreement, Mr. Hannappel is entitled to severance pay of $100,000 and accrued vacation. Mr. Hannappel will also get one year of continued medical coverage.

Appointment of Principal Financial Officer

On May 17, 2010, Mrs. Margaret Stapleton was named Executive Vice President and Principal Financial Officer of the Company.  Mrs. Stapleton, age 48, has served as the Company’s Director of Internal Audit and Compliance since 2005. For her services as Executive Vice President and Principal Financial Officer, Mrs. Stapleton will receive an annual salary of $135,000 plus the opportunity to receive a bonus and stock option grant at the discretion of the Board of Directors.

The Company and Mrs. Stapleton are finalizing a formal employment agreement, a copy of which will be filed at a later date.

A copy of the press release announcing Mrs. Stapleton’s appointment as Executive Vice President and Principal Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Century Casinos, Inc. press release announcing new corporate appointments

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: May 21, 2010	By : /s/ Erwin Haitzmann
Erwin Haitzmann
Co Chief Executive Officer